Exhibit 10.29


                              STANDSTILL AGREEMENT

                  THIS STANDSTILL AGREEMENT (this "Agreement") is made and entered into effective as of the 31st day of January, 2002, by and between FEATHERLITE, INC., a Minnesota corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION, formerly known as Firstar Bank, N.A., a national banking association ("Lender").

                  WHEREAS, Borrower and Lender have heretofore entered into that certain Revolving Loan and Security Agreement dated as of September 24, 1998, as thereafter amended by that certain letter agreement dated February 8, 1999, that certain letter agreement dated January 5, 2000, that certain Third Amendment to Revolving Loan and Security Agreement dated as of March 31, 2001, that certain Fourth Amendment to Revolving Loan and Security Agreement dated as of May 31, 2001 and that certain letter of default dated as of September 20, 2001 (as so amended, the "Loan Agreement"), pursuant to which Lender has provided to Borrower a revolving line of credit up to a current maximum amount of $17,000,000.00 (all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement); and

                  WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Installment Note dated as of September 24, 1998 and payable to the order of Lender in the original principal amount of $5,000,000.00 (the "$5,000,000 Note"); and

                  WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Installment Note dated as of September 24, 1998 and payable to the order of Lender in the original principal amount of $3,000,000.00 (the "$3,000,000 Note"); and

                  WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Installment Note (Future Equipment Acquisitions) dated as of September 24, 1998 and payable to the order of Lender in the original principal amount of $2,000,000.00 (the "$2,000,000 Note"); and

                  WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Installment Note dated as of April 13, 1999 and payable to the order of Lender in the original principal amount of $1,000,000.00 (the "$1,000,000 Note"); and

                  WHEREAS, Borrower is presently in default under the Loan Agreement, the $5,000,000 Note, the $3,000,000 Note, the $2,000,000 Note and the $1,000,000 Note and is unable to fully repay the indebtedness owing to Lender thereunder (collectively, the "Indebtedness"); and

                  WHEREAS, pursuant to the terms of (i) the Loan Agreement, (ii) that certain Security Interest, Pledge, and License of Patents, Trademarks and Copyrights dated as of September 24, 1998 and executed by Borrower in favor of Lender and filed with the United States Patent and Trademark Office on October 14, 1998 (the "Patent and Trademark Agreement"), and (iii) certain other agreements, documents and instruments executed by Borrower in favor of Lender (the "Other Agreements"), Lender has a security interest in and/or lien on all of Borrower's now owned and/or hereafter arising, created or acquired accounts, inventory, machinery, equipment, furniture, fixtures, general intangibles, patents, trademarks, copyrights, and certain of Borrower's other assets, as more fully described in the Loan Agreement, the Patent and Trademark Agreement and the Other Agreements, (collectively, the "Personal Property"), as security for Borrower's payment of the Indebtedness; and

                  WHEREAS, pursuant to the terms of that certain Mortgage dated September 24, 1998 and in favor of Lender and recorded with the Page County, Iowa Recorder of Deeds on October 20, 1998 as Instrument No. 982924 (the "Page County Mortgage"), Lender has a perfected lien on and/or interest in certain real estate located in Page County, Iowa (the "Page County Property"); and

                  WHEREAS, pursuant to the terms of that certain Mortgage dated September 24, 1998 and in favor of Lender and recorded with the Howard County, Iowa Recorder of Deeds on October 16, 1998 in Book 242, Page 44 (the "Howard County Mortgage"), Lender has a perfected lien on and/or interest in certain real estate located in Howard County, Iowa (the "Howard County Property"); and

                  WHEREAS, pursuant to the terms of that certain Mortgage dated September 24, 1998 and in favor of Lender and recorded with the Chickasaw County, Iowa Recorder of Deeds on October 16, 1998 in Book 187, Page 230 (the "Chickasaw County Mortgage" and, together with the Loan Agreement, the $5,000,000 Note, the $3,000,000 Note, the $2,000,000 Note, the $1,000,000 Note,
the Patent and Trademark Agreement, the Other Agreements, the Page County Mortgage and the Howard County Mortgage, the "Loan Documents"), Lender has a perfected lien on and/or interest in certain real estate located in Chickasaw County, Iowa (the "Chickasaw County Property" and, together with the Personal Property, the Page County Property and the Howard County Property, the "Collateral"); and

                  WHEREAS, as a result of Borrower's existing defaults under the Loan Documents, Lender is entitled to immediately exercise all of its rights and remedies under the Loan Documents, including, without limitation, terminating its obligations, if any, to make additional loans to Borrower under the Loan Agreement, demanding immediate payment of the Indebtedness and foreclosing its security interests in and/or liens on any or all of the Collateral; and

                  WHEREAS, Borrower has requested that Lender forbear from taking any action against Borrower or the Collateral for a certain period of time and on certain conditions as set forth herein; and

                  WHEREAS, Lender is willing to forbear from taking any action against Borrower or the Collateral, provided that such forbearance is on the terms and conditions set forth herein and that such forbearance does not waive or otherwise prejudice any of the rights or remedies of Lender;


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                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                  1. Agreements Regarding Debt and Collateral. Borrower hereby agrees that:

                           (a) Borrower has heretofore executed, and is
presently liable upon, the Loan Documents;

                           (b) by virtue of the Loan Documents, Lender has a
perfected security interest in, and/or lien on, the Collateral;

                           (c) as of the close of business on January 22, 2002,
Borrower owes Lender the following sums, evidenced by the following promissory notes:

           Note                   Principal              Accrued Interest
           ----                   ---------              ----------------

Loan Agreement                 $ 7,888,560.38             $   46,428.32
$5,000,000 Note                $ 3,374,999.87             $   13,335.87
$3,000,000 Note                $   786,742.97             $    3,153.99
$2,000,000 Note                $   789,351.69             $    3,130.80
$1,000,000 Note                $   202,000.11             $      804.84

                           (d) Borrower is in default under the Loan Documents
as a result of (i) its violation of the Debt to Tangible Net Worth, Minimum EBITDA and Minimum Fixed Charge Coverage Ratio financial covenants set forth in Sections 12(d), (e) and (f) of the Loan Agreement, and (ii) its default status with its other lenders, Deutsch Financial Services Corporation and First Union National Bank (together, the "Existing Defaults");

                           (e) Borrower has no defense to payment of the
Indebtedness, or any part thereof, and has no other claims against Lender as of the date hereof.

                  2. Amendments to Loan Agreement.

                           (a) The first sentence of Section 3
("Collateral-Obligation Ratio") of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "Without Lender's prior written consent, Debtor shall not permit advances (including, without limitation, accrued interest, expenses, fees and reserves) against Qualified Accounts and Qualified Inventory at any time outstanding to exceed the lesser of $17,000,000 or an amount equal to the sum of:

                  (a) up to 85% of the amount owing on Qualified Accounts (minus payments on Qualified Accounts which are in the process of collection by Lender); plus


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                  (b)      up to the lesser of $15,000,000 or the following
                           percentages of Qualified Inventory at a cost or wholesale market value, whichever is lower, as reflected below:

                               Type of       Featherlite
                              Qualified     Manufacturing    Vantare     Vogue
                              Inventory        Division      Division   Division
                              ---------        --------      --------   --------

                           Raw Materials         67.5%         67.5%       0%
                           Work-In-Process       67.5%         67.5%       0%
                           Sub-Assembly
                           Finished Goods        67.5%         67.5%       0%

                           plus

                  (c) the Special Advance Availability, as defined, and to the extent and in the manner provided for, in subsection (h) of Section 12."

                           (b) Subsection (h) of Section 12 of the Loan
Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(h) SPECIAL ADVANCE AVAILABILITY. Subject to the other terms and conditions of this Agreement, Lender will provide to Debtor, and Debtor may draw, additional revolving loan availability underneath the Line of Credit (as in effect on a date, the "Special Advance Availability"). The Special Advance Availability will be added to the availability determined under subsections (a) and (b) of Section 3. For the period beginning January 31, 2002 and ending February 28, 2002, the Special Advance Availability will not exceed an amount, as at any time of determination, equal to (i) $1,500,000 less (ii) the sum of all outstanding amounts drawn (or deemed to be drawn) under the Special Advance Availability as of each date of drawing by Debtor of the Special Advance Availability. As of 5:00 p.m. on February 28, 2002, all amounts drawn under the Special Advance Availability in excess of $1,000,000, if not sooner repaid, will be due and payable in full and, from such time until March 31, 2002, the amount of the Special Advance Availability will not exceed an amount, as at any time of determination, equal to (i) $1,000,000 less (ii) the sum of all outstanding amounts drawn (or deemed to be drawn) under the Special Advance Availability as of each date of drawing by Debtor of the Special Advance Availability. As of 5:00 p.m. on March 31, 2002, all amounts drawn under the Special Advance Availability in excess of $500,000, if not sooner repaid, will be due and payable in full and, from such time until April 30, 2002, the Special Advance Availability will not exceed an amount, as at any time of determination, equal to (i) $500,000 less (ii) the sum of all outstanding amounts drawn (or deemed to be drawn) under the Special Advance Availability as of each date of drawing by Debtor of the Special Advance Availability. As of 5:00 p.m. on April 30, 2002, the entire unpaid principal balance of, and all accrued interest on, that portion of the

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                  Line of Credit attributable to Special Advance Availability, if not sooner repaid, will be due and payable in full and the amount of the Special Advance Availability will be equal to zero (0) dollars; and, for purposes of this Agreement, the other Loan Documents and availability under the Line of Credit, the Special Advance Availability will be terminated. Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, payments applied to reduce the principal balance of the Line of Credit will be applied first to reduce all outstanding amounts drawn under the Special Advance Availability and second to reduce the remainder of the Line of Credit. For all purposes of this Agreement and the other Loan Documents, Debtor will be deemed to have made a drawing of the Special Advance Availability, and the Special Advance Availability will be deemed outstanding , in the amount by which the outstanding balance of the Line of Credit, as at any time of determination, exceeds availability under the Line of Credit determined under subsections (a) and (b) of
                  Section 3.

                  (c) Borrower's ability to draw any additional sums under the $2,000,000 Note is hereby terminated.

                  3. Lender's Agreements. Lender covenants and agrees that, during the Standstill Period (as defined in Section 4(a) hereof):

                  (a) Lender will not file or join in the filing of any involuntary petition against any of Borrower under Title 11 of the United States Code, or otherwise initiate any similar proceedings for the benefit of creditors, including any proceeding for the appointment of a trustee, receiver, conservator or liquidator of Borrower or any portion of the property or assets of Borrower;

                  (b) Lender will not seek to exercise or enforce any right or remedy against Borrower or any property or assets of Borrower to which Lender would be entitled by reason of the occurrence of any event of default under the Loan Documents, as amended hereby, which forbearance shall not, however, act as a waiver of Lender's right to enforce any such right or remedy after the expiration or earlier termination of the Standstill Period; and

                  (c) Lender will not seek to attach, sequester or otherwise proceed against any property or assets of Borrower;

                  (d) Lender will continue to make loans to Borrower upon the terms and conditions set forth in the Loan Agreement as amended hereby.

                  (e) Upon the filing of Borrower's federal tax return for calendar year 2001 and amended returns for calendar years 1999 and 2000 and Borrower's execution of (i) such documents as are necessary to cause the Internal Revenue Service to forward any tax refunds due to Borrower in connection therewith directly to Lender, and (ii) such other documents as may reasonably be required by Lender, Lender will loan to Borrower an amount equal to sixty percent (60%) of the aggregate refunds to be received by Borrower in connection with such returns, not to exceed $1,680,000.00 (the "Tax Loan"); provided that Borrower is not then in default of the terms and conditions of this Agreement and the Standstill Period has not otherwise expired. The Tax Loan shall be due and payable upon the earlier of (a) receipt of the tax refunds, or
(b) the expiration or earlier termination of the Standstill Period.

                  4. Borrower's Covenants and Agreements. Borrower covenants and agrees that:

                  (a) Borrower will repay the Special Advance Availability in accordance with Section 12(h) of the Loan Agreement and will repay the Tax Loan in accordance with Section 3(e) hereof;

                  (b) By the later of (i) January 31, 2002, or (ii) the date on which Borrower makes the first payment under the composition arrangement it has negotiated with its trade creditors, Borrower will obtain an additional $1.5 million from its existing shareholders or from new investors in the form of subordinated loans (in which event each subordinated debtholder shall execute a Subordination Agreement in favor of Lender in form and substance acceptable to Lender in Lender's sole and absolute discretion) or in the form of additional paid-in-capital;

                  (c) Borrower will deliver to Lender the titles for all of its vehicles and other titled inventory and equipment by January 31, 2002 (as of April 30, 2001, Borrower's titled inventory and equipment included those items identified on Exhibit A attached hereto);

                  (d) Borrower will use its best efforts to obtain and accept a letter of intent from a qualified purchaser of its Motorcoach division by March 31, 2002;

                  (e) By Wednesday of each week during the Standstill Period, the Debtor will deliver to Lender a Borrowing Base Certificate, which certifies the applicable information as of the immediately preceding Friday, and deliver acceptable supporting documentation thereto, reporting the value of the Debtor's inventory as of the end of the immediately preceding Friday in accordance with subsection (n) of Section 12 of the Loan Agreement;

                  (f) except for the Existing Defaults which are acknowledged herein and preserved hereby, Borrower will continue to perform in accordance with all of the terms, provisions, conditions, covenants, agreements, representations and warranties contained in the Loan Documents as amended hereby, and Borrower hereby expressly ratifies and confirms the same;

                  (g) the occurrence of an event of default under the Loan Agreement, as amended hereby, other than the Existing Defaults will constitute a default under this Agreement and will terminate the Standstill Period as provided in Section 4 hereof;

                  (h) Borrower will pay or reimburse Lender for all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement, including, without limitation, reasonable attorneys' fees and expenses;

                  (i) Borrower will permit Lender and Lender's representatives to visit and inspect any properties, corporate books and financial records of Borrower, to audit the accounts receivable and inventory of Borrower and to discuss the affairs, finances and accounts of Borrower with any of Borrower's employees, all at such reasonable times and as often as Lender may reasonably request;

                  (j) Borrower will continue to provide to Lender all financial statements, reports and documents as required under the Loan Documents;

                  (k) upon the expiration or earlier termination of the Standstill Period, all of the Indebtedness will be immediately due and payable without notice to Borrower or any other person or entity, and Lender will be entitled to immediately exercise any or all rights and remedies available to Lender under the Loan Documents as amended hereby at law or in equity; and

                  (l) Borrower will notify Lender in writing of any Event of Default known to Borrower or any other event causing the Standstill Period to terminate, each such notice to be delivered to Lender within twenty-four (24) hours of Borrower, or any of its employees, officers, agents or affiliates, having received knowledge or notice thereof.

                  5. Term of Standstill Period and Termination Thereof.

                  (a) The Standstill Period shall commence upon the execution of this Agreement and shall expire, unless earlier terminated pursuant to the provisions hereof, at 5:00 p.m. (St. Louis time) on April 30, 2002.

                  (b) Notwithstanding the foregoing, the Standstill Period shall immediately terminate upon the occurrence of any of the following events of termination:

                           (i) the filing against Borrower of an involuntary
                  petition for relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable, federal, state or foreign bankruptcy law or other similar law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of Borrower, or of any substantial part of the property of Borrower, or a petition requesting the winding up of or liquidation of the affairs of Borrower;

                           (ii) the filing by Borrower of a petition or answer
                  or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or the consent by Borrower to the institution of proceedings thereunder or to the filing of any such petition or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of Borrower, or of any substantial portion of the property of Borrower;

                           (iii) the breach or violation by Borrower of any
                  term, provision, covenant or agreement contained in this Agreement or any term, provision, covenant or agreement contained in any of the Loan Documents as amended hereby;

                           (iv) the failure of Borrower to repay the Special
                  Advance Availability pursuant to Section 12(h) of the Loan Agreement or the Tax Loan in accordance with 3(e) of this Agreement;

                           (v) the failure of Borrower to achieve minimum
                  pre-tax earnings of at least (A) $450,000.00 for the one (1) month period ending January 31, 2002, (B) $715,000.00 for the two (2) month period ending February 28, 2002, and (C) $1,200,000.00 for the three (3) month period ending March 31, 2002;

                           (vi) the failure of Borrower to successfully raise
                  $1.5 million in the form of subordinated indebtedness or additional paid-in-capital by the later of (A) January 31, 2002, or (B) the date on which Borrower makes the first payment under the composition arrangement that it has negotiated with its trade creditors;

                           (vii) the failure of Borrower to obtain and accept a
                  letter of intent from a qualified purchaser for Borrower's Motorcoach Division by March 31, 2002; or

                           (viii) the payment and performance by Borrower of all
                  of the Indebtedness owed to Lender, including all interest accrued thereon and all costs and expenses of Lender including the fees, costs and expenses of Lender's counsel as provided herein or in the Loan Documents.

                  (c) No provision contained in this Agreement or in any other agreement, document or instrument shall extend, or be deemed, construed or interpreted to extend, the Standstill Period beyond 5:00 p.m. (St. Louis time) on April 30, 2002, and the Standstill Period (if not earlier terminated) shall automatically terminate without notice to Borrower or any other person or entity at 5:00 p.m. (St. Louis time) on April 30, 2002, and subsequent to said date and time the Indebtedness may be satisfied only by payment thereof in full to Lender in strict accord with the terms of the Loan Documents as amended hereby.

                  6. Default Interest. During the Standstill Period, the principal portion of the Indebtedness shall bear interest at the "default rate" of two percent (2%) over and above the Prime Rate.

                  7. Release. In consideration for Lender's forbearance against Borrower as set forth in this Agreement, and in order to induce Lender to enter into this Agreement, Borrower, for itself and its shareholders, directors, officers, employees, agents, successors and assigns, hereby unconditionally releases Lender and Lender's shareholders, directors, officers, employees, agents, successors and assigns (collectively, the "Released Parties") of and from any and all liabilities, claims, demands, suits and/or causes of action, if any, whether known or unknown, for any action taken by any of the Released Parties or for any failure by any of the Released Parties to take any action at any time prior to the execution of this Agreement.

                  8. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender as follows:

                  (a) the concepts embodied in this Agreement have been independently negotiated by and between Borrower and Lender, Borrower has at all times been represented by counsel of its own choosing and this Agreement is satisfactory to Borrower; and

                  (b) Borrower has the right, power and authority to enter into and perform its obligations under this Agreement, all actions required in connection with the authorization, execution, delivery and performance of this Agreement by Borrower has been duly taken and, when executed and delivered by Borrower, this Agreement will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

                  9. Conditions Precedent. Notwithstanding any provision contained in this Agreement to the contrary, this Agreement shall not be effective unless and until Lender shall have received:

                  (a) this Agreement, duly executed by Borrower;

                  (b) a copy of resolutions of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement and any other documents contemplated hereby; and

                  (c) the written consent of its Participant, LaSalle National Bank, to the terms and conditions of this Amendment.

                  (d) a written commitment from a qualified investor or lender to invest in or lend to the Borrower $1.5 million in the form of subordinated indebtedness or additional paid-in-capital.

                  10. Miscellaneous.

                  (a) Except as to the extent specifically amended by this Agreement, the Loan Documents shall continue in full force and effect and the same are hereby modified, ratified and confirmed. Where the terms and conditions of this Agreement conflict with or vary from the terms and conditions of the Loan Documents, the terms and conditions of this Agreement shall control.

                  (b) Any payments received by Lender on or in respect of the Indebtedness shall be applied by Lender to the Indebtedness in such order and manner as required or permitted by the Loan Documents.

                  (c) This Agreement may not be modified in any manner except by written agreement signed by Borrower and Lender.

                  (d) No course of dealing heretofore or hereafter between Borrower and Lender or any failure or delay on the part of Lender in exercising any of its rights or remedies under this Agreement or existing at law or in equity shall operate as a waiver of any right or remedy of Lender with respect to any obligations owed to it, and no single or partial exercise of any right or remedy hereunder shall operate as a waiver or a preclusion to the exercise of any other rights or remedies Lender may have under any other agreement, document or instrument.

                  (e) Notwithstanding any provision contained in this Agreement to the contrary, no provision contained in this Agreement shall be construed as a limitation on or restriction against (i) the enforcement by Lender of any of its rights or remedies in any proceeding described in Sections 4(b)(i) or 4(b)(ii) of this Agreement, or (ii) Lender's enforcement of any of its rights or remedies in any proceeding initiated Borrower or any third party (even if during the Standstill Period) or in any proceeding whatsoever if the Standstill Period has expired or been terminated.

                  (f) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (g) Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third
(3rd) business day after the day on which mailed, if sent by registered or certified mail.

                  (h) This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

                  (i) Time is strictly of the essence as regards this Agreement and every provision of this Agreement.

                  (j) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

                  (k) ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE LOAN DOCUMENTS, WHICH DOCUMENTS CONSTITUTE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement effective as of the 31st day of January, 2002.

                                        FEATHERLITE, INC.

                                        /s/ Tracy J. Clement

                                        By: Tracy J. Clement
                                        Title: Executive Vice President
                                        Address:
                                        Highways 9 & 63
                                        Cresco, Iowa 52136

                                        Attention:
                                                   --------------------

                                        Telecopy No.: 563-547-6099

                                        U.S. BANK NATIONAL ASSOCIATION

                                        /s/ Robin Van Meter

                                        By: Robin Van Meter
                                        Title: Assistant Vice President

                                        Address:

                                        One Firstar Plaza
                                        St. Louis, Missouri 63124-2096
                                        Attention: Robin L. Van Meter

                                        Telecopy No.: (314) 418-8555

                             CONSENT OF PARTICIPANT

                  The undersigned, in its capacity as the "Participant" under that certain Loan Participation Agreement dated as of October 8, 1998, by and between the undersigned and U.S. Bank National Association, formerly known as Firstar Bank Milwaukee, N.A. ("Lender") relating to Featherlite, Inc., a Minnesota corporation ("Borrower"), as amended by that certain letter agreement dated January 5, 2000 and that certain letter agreement dated March 31, 2001 (as so amended, the "Participation Agreement"; all capitalized terms used and not otherwise defined in this Consent of Participant shall have the respective meanings ascribed to them in the Participation Agreement), hereby (a) consents to the terms, provisions and conditions contained in that certain Standstill Agreement dated as of January 31, 2002 (the "Standstill Agreement"), (b) acknowledges and agrees that all references in the Participation Agreement to the "Revolving Loan Agreement" and any other references of similar import shall henceforth mean the Revolving Loan and Security Agreement dated as of September 24, 1998, as thereafter amended by that certain letter agreement dated February 8, 1999, that certain letter agreement dated January 5, 2000, that certain Third Amendment to Revolving Loan and Security Agreement dated as of March 31, 2001, that certain Fourth Amendment to Revolving Loan and Security Agreement dated as of May 31, 2001 and that certain letter of default dated as of September 20, 2001, and by the Standstill Agreement, as the same may from time to time be amended, modified, extended, renewed or restated, and (c) acknowledges and agrees that the Participation Agreement is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

                  Executed as of the 31st day of January, 2002.


                                        LASALLE NATIONAL BANK

                                        /s/ Steven Buford

                                        By: Steven Buford
                                        Title: Vice President